UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2014 (March 31, 2014)

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2014, Limoneira Company, a Delaware corporation (the “Borrower”), and Rabobank, N.A., a national banking association (the “Lender”) entered into a Third Amendment to Amended and Restated Line of Credit Agreement, to be effective March 19, 2014 (the “Amendment”). Borrower and Lender have previously entered into the Amended and Restated Line of Credit Agreement dated December 15, 2008, as amended by the Amendment to Amended and Restated Line of Credit Agreement dated May 12, 2009 and the Second Amendment to Amended and Restated Line of Credit Agreement dated November 14, 2011.

The Amendment serves to, among other things, release the Lender’s security interest in Teague McKevett Ranch, in Ventura County, California, grant the Lender a security interest in the San Cayeteno Ranch, in Ventura County, California, and the Martinez Ranch, Chambers and the Bar W Ranch in Tulare County, California and provide additional collateral in the form of property located in Tulare County, California, known as Lemons 400.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment as attached to this report as Exhibit 10.1 and incorporated herein by reference.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amendment to Amended and Restated Line of Credit Agreement, dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014

LIMONEIRA COMPANY

By:	/s/ Joseph D. Rumley
Joseph D. Rumley Chief Financial Officer, Treasurer and Corporate Secretary